EXHIBIT 1


                JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)


     The  undersigned  acknowledge  and agree that the  foregoing  statement  on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent it knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated December 20, 2000.

                                  RAYMOND JAMES
                                  CAPITAL PARTNERS, L.P.

                                  By:  RJC Partners, L.P., its General Partner
                                  By:  RJC Partners, Inc., its General Partner

                                  By:      /s/ Gary A. Downing
                                       -----------------------------------------
                                       Gary Downing, President



                                  RENAISSANCE CAPITAL
                                  GROWTH & INCOME FUND III, INC.


                                  By:   /s/ Robert C. Pearson
                                     -------------------------------------------
                                  Name:     Robert C. Pearson
                                       -----------------------------------------
                                  Title:    Senior Vice President
                                        ----------------------------------------



                                  RENAISSANCE US
                                  GROWTH & INCOME TRUST PLC


                                 By:  /s/ Robert C. Pearson
                                    --------------------------------------------
                                 Name:    Robert C. Pearson
                                      ------------------------------------------
                                 Title:   Senior Vice President
                                       -----------------------------------------